SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549

                                          Form 8-K/A

                                        Amendment No. 1

                                       CURRENT REPORT

                            Pursuant to Section 13 or 15 (d) of the
                                Securities Exchange Act of 1934

Date of Report (date of earliest event reported)    January 26, 1996
                                                    ----------------


                        CINCINNATI MILACRON INC.
- ------------------------------------------------------------------------
           (Exact name of registrant as specified in charter)


      Delaware                        1-8475              31-1062125
- ----------------------------     ----------------    -------------------
(State or other jurisdiction     Commission File    (I.R.S. Employer
     of incorporation)               Number)         Identification No.)


 4701 Marburg Avenue, Cincinnati, Ohio                45209
- ----------------------------------------     ------------------------
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code      (513) 841-8100
                                                      -------------------

                                NONE

- ------------------------------------------------------------------------

(Former name or former address, if changed since last report)



ITEM 2.         ACQUISITION OR DISPOSITION OF ASSETS
                ------------------------------------

On January 26, 1996, pursuant to the Asset Purchase Agreement dated as of January 23, 1996 (the "Purchase Agreement"), Cincinnati Milacron Inc. and its subsidiaries (the "company") acquired from VSI Corporation, D-M-E Europe (U.K.) Limited and D-M-E Normalien GmbH (the "Sellers," each of which is a subsidiary of The Fairchild Corporation, the "Parent") all of the assets, properties and other rights owned, used or held for use by the Sellers in connection with the Sellers' business of developing, producing, manufacturing, marketing, selling and distributing mold bases, mold components, moldmaking tools and supplies, polishing equipment, electronic temperature and pressure control equipment, runnerless molding systems and process controls and computer aided design and computer aided manufacturing hardware and software for the plastics injection mold-making industry (the "Business"). The purchase includes the Parent's and the Sellers' voting stock or other interests in each of VSI International N.V., D-M-E France S.A.R.L., D-M-E of Canada Ltd. and several joint ventures. A copy of the Purchase Agreement is filed herewith as Exhibit 2.1 and reference is made thereto for the complete terms and conditions thereof.

The purchase price (which is subject to adjustment following an audit of the closing date balance sheet of the Business) was $245,376,555.
The purchase price was based on a target net tangible asset value, representing the book value of all assets reflected on the closing date balance sheet of the Business (excluding goodwill and net of any applicable contra-asset accounts) and acquired by the company less the amount of all liabilities reflected on the closing date balance sheet and assumed by the company. The purchase price consisted of (i) a cash payment to VSI Corporation in the amount of $62,300,000, (ii) an 8% promissory note issued by the company to VSI Corporation in the principal amount of $166,000,000 which is secured by a letter of credit,
(iii) an unsecured 8% promissory note issued by the company to VSI Corporation in the principal amount of $5,376,555 and (iv) an unsecured 8% promissory note issued by the company to VSI Corporation in the principal amount of $11,700,000. The promissory notes described in clauses (ii) and (iii) above mature one year following the closing date; provided that the Parent may require prepayment of, and the company may at its option prepay, such notes after the six month anniversary of the closing date. The promissory note described in clause (iv) above matured on the second business day following receipt by the company of all necessary clearances from the Belgian Competition Council. This note was subsequently paid by the company in February, 1996.

The company obtained the cash portion of the purchase price from its cash on hand arising principally from the sale proceeds of the company's disposition of its Electronic Systems Division division in December, 1995.

In January, 1996, to finance the acquisition of D-M-E, the company amended its revolving credit agreement facility to increase the amount of credit available from $150 million to $300 million and extend the term to January, 2000. The facility requires a facility fee of 1/4% per annum on the total $300 million revolving loan commitment. The amended facility continues to impose restrictions on total indebtedness in relation to total capital. The company anticipates that it will be able to continue to comply with these restrictions throughout the extended term of the facility. The company expects to complete an issuance of equity in the form of common shares during 1996. The intended use of proceeds from the equity offering is to repay a portion of the promissory notes issued in the acquisition of D-M-E.

The company intends to continue to use the assets, properties and other rights purchased from the Sellers in the operation of the Business.

No material relationship exists between the Sellers and the company or any of its affiliates, directors or officers, or any associate of any such directors or officers.

The Press Release of the company dated January 26, 1996, announcing the completion of the acquisition described above is filed herewith as
Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS
                ---------------------------------


(a)     Financial statements of business acquired

        The following financial statements of D-M-E Company are filed herewith as Item 7(a):

        Audited combined financial statements as of June 30, 1994 and 1995 and for each of the three years in the period ended June 30, 1995 including:

                -       Report of Independent Public Accountants

                -       Combined Balance Sheets as of June 30, 1994 and 1995

                - Combined Statements of Income for the three years ended June 30, 1995

                - Combined Statements of Cash Flows for the three years ended June 30, 1995

                - Combined Statements of Stockholder's Equity for the three years ended June 30, 1995

                -       Notes to Combined Financial Statements

        Unaudited combined financial statements as of December 31, 1995 and for the six month period ended December 31, 1995:

                -       Combined Balance Sheet as of December 31, 1995

                - Combined Statement of Income for the six month period ended December 31, 1995

                - Combined Statement of Cash Flows for the six month period ended December 31, 1995

                -       Notes to Combined Financial Statements


(b)     Pro forma financial information

        The Pro Forma Consolidated Balance Sheet as of December 30, 1995 and the related pro forma Consolidated Statement of Earnings for the twelve month period ended December 30, 1995 reflecting, on a pro forma basis, the acquisition of D-M-E Company are filed herewith as Item 7(b).



                      D-M-E COMPANY

                FINANCIAL STATEMENTS AS OF
                  JUNE 30, 1994 AND 1995
             AND DECEMBER 31, 1995 (Unaudited)

                 TOGETHER WITH REPORT OF
              INDEPENDENT PUBLIC ACCOUNTANTS



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To D-M-E Company:

   We have audited the accompanying combined balance sheets of D-M-E Company (as described in Note 1 to the financial statements) as of June 30, 1994 and 1995, and the related combined statements of income, cash flows and stockholder's equity for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.
   As explained in Notes 7 and 11 to the combined financial statements, effective July 1, 1993, the Company changed its methods of accounting for postretirement benefits other than pensions and income taxes.


/s/Arthur Andersen
- ---------------------------
Arthur Andersen LLP

Detroit, Michigan
    September 8, 1995


                             D-M-E COMPANY
                        COMBINED BALANCE SHEETS
                       (in thousands of dollars)

                                                                        June 30,               December 31,
                                                                 --------------------          ----------
                                                                   1994         1995           1995
                                                                 ---------     ------          -----
                                                                                               (unaudited)

ASSETS

CURRENT ASSETS:
   Cash and equivalents. . . . . . . . . . . . . . . . . . .     $  1,614      $  2,253         $  3,020
   Trade accounts receivable, less allowance for doubtful
      accounts of $1,116, $1,348, and $1,334 . . . . . . . . .     24,672        25,499           24,980   Inventories . . . . . . .
   Inventories . . . . . . . . . . . . . . . . . . . . . . . .     20,603        24,056           23,466
   Prepaid expenses and other. . . . . . . . . . . . . . . . .        708           835            1,080
                                                                 --------      --------         --------

    Total Current Assets . . . . . . . . . . . . . . . . . . .     47,597        52,643           52,546


PROPERTY, PLANT AND EQUIPMENT:
   Property, plant and equipment . . . . . . . . . . . . . . .     56,604        60,184           59,230
   Less - accumulated depreciation . . . . . . . . . . . . . .    (18,287)      (22,998)         (23,822)
                                                                 --------      --------         --------
      Total Property, Plant and Equipment. . . . . . . . . . .     38,317        37,186           35,408

GOODWILL, less amortization of $8,023, $9,660, and
  $10,478. . . . . . . . . . . . . . . . . . . . . . . . . . .     57,301        55,664           54,846

OTHER ASSETS . . . . . . . . . . . . . . . . . . . . . . . . .     14,069        14,079           13,520
                                                                 --------      --------         --------
                                                                 $157,284      $159,572         $156,320
                                                                 ========      ========         ========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Short-term borrowings . . . . . . . . . . . . . . . . . . .   $    232      $  2,259         $  1,266
   Cash overdrafts . . . . . . . . . . . . . . . . . . . . . .      3,431         3,357              834
   Trade accounts payable. . . . . . . . . . . . . . . . . . .      8,977         7,965            7,943
   Accrued salaries, wages and commissions . . . . . . . . . .      4,409         4,844            4,685
   Accrued employee benefit plan costs . . . . . . . . . . . .      2,471         1,965            2,025
   Other accrued liabilities . . . . . . . . . . . . . . . . .      4,132         5,497            6,515
   Deferred income taxes . . . . . . . . . . . . . . . . . . .      1,430           870              240
                                                                 --------      --------         --------
      Total Current Liabilities. . . . . . . . . . . . . . . .     25,082        26,757           23,508

LONG-TERM LIABILITIES:
   Retiree health care liabilities . . . . . . . . . . . . . .      7,982         7,718            7,673
   Deferred income taxes . . . . . . . . . . . . . . . . . . .      8,325         8,091            8,091
   Minority interest in subsidiaries . . . . . . . . . . . . .        260           416              504
   Other . . . . . . . . . . . . . . . . . . . . . . . . . . .        121            -                -
                                                                 --------      --------         --------
      Total Long-Term Liabilities. . . . . . . . . . . . . . .     16,688        16,225           16,268

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
   Fairchild investment. . . . . . . . . . . . . . . . . . . .    113,040       111,727          112,158
   Cumulative translation adjustment . . . . . . . . . . . . .      2,474         4,863            4,386
                                                                 --------      --------         --------
      Total Stockholder's Equity . . . . . . . . . . . . . . .    115,514       116,590          116,544
                                                                 --------      --------         --------
                                                                 $157,284      $159,572         $156,320
                                                                 ========      ========         ========



The accompanying notes are an integral part of these statements.


                                    D-M-E COMPANY
                          COMBINED STATEMENTS OF INCOME
                             (in thousands of dollars)

                                                                                                                    Six Months
                                                                                                                       Ended
                                                                           Year Ended June 30,                      December 31,
                                                                        ------------------------                    -----------
                                                                        1993           1994          1995               1995
                                                                         ----          ----          ----               ----
                                                                                                                    (unaudited)

Net Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $151,745      $154,965      $167,769           $83,835
Cost of sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101,420       103,913       110,152            54,799
Selling, general and administrative expenses . . . . . . . . . . . . . .   29,019        29,023        31,234            16,285
Research and development . . . . . . . . . . . . . . . . . . . . . . . .    1,058         1,027         1,114               360
Amortization of goodwill . . . . . . . . . . . . . . . . . . . . . . . .    1,619         1,626         1,637               818
Other operating expenses . . . . . . . . . . . . . . . . . . . . . . . .      269           208           396                46
                                                                         --------      --------      --------           -------
   Operating income. . . . . . . . . . . . . . . . . . . . . . . . . . .   18,360        19,168        23,236            11,527
Interest expense . . . . . . . . . . . . . . . . . . . . . . . . . . . .      101             7            42                36
Equity in (earnings) of affiliates . . . . . . . . . . . . . . . . . . .     (522)         (571)         (762)             (337)
Minority interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .       48            52           156                88
                                                                         --------      --------      --------           -------

   Income before income taxes and cumulative
      effect of accounting changes . . . . . . . . . . . . . . . . . . .   18,733        19,680        23,800            11,740

Income tax provision . . . . . . . . . . . . . . . . . . . . . . . . . .    7,739         8,847        10,013             4,939
                                                                         --------      --------      --------           -------

   Income before cumulative effect of accounting
      changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10,994        10,833        13,787             6,801

Cumulative effect of change in accounting for
   post-retirement benefits - net of related income
   tax effects . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       -           4,591           -                 -

Cumulative effect of change in accounting for
   income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       -           4,445           -                 -
                                                                         --------      ---------     ---------          -------

   Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 10,994      $   1,797     $  13,787          $ 6,801

                                                                         ========      =========     =========          =======

The accompanying notes are an integral part of these statements.


                                    D-M-E COMPANY
                          COMBINED STATEMENTS OF CASH FLOWS
                              (in thousands of dollars)


                                                                                                                        Six Months
                                                                                                                           Ended
                                                                             Year Ended June 30,                        December 31,
                                                                          ------------------------------                -----------
                                                                            1993          1994            1995              1995
                                                                            ----          ----            ----              ----
                                                                                                                        (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 10,994      $   1,797       $  13,787           $ 6,801
   Adjustments to reconcile net income to net cash
      provided by operating activities --
      Change in accounting for
          postretirement benefits. . . . . . . . . . . . . . . . . . . .       -           4,591              -                 -
      Change in accounting for income taxes. . . . . . . . . . . . . . .       -           4,445              -                 -
      Depreciation and amortization. . . . . . . . . . . . . . . . . . .    6,154          6,417           6,756             3,640
      Loss on sale of property, plant,
          and equipment. . . . . . . . . . . . . . . . . . . . . . . . .      101            201              62                -
      Equity in (earnings) of affiliates . . . . . . . . . . . . . . . .     (522)          (571)           (762)             (337)
      Minority interest. . . . . . . . . . . . . . . . . . . . . . . . .       48             52             156                88
      (Increase) decrease in accounts receivable . . . . . . . . . . . .     (964)        (2,085)            376               190
      (Increase) decrease in inventories . . . . . . . . . . . . . . . .      591         (1,079)         (2,444)              529
      Increase (decrease) in trade
          accounts payable . . . . . . . . . . . . . . . . . . . . . . .       83          1,482          (1,485)              492
      Change in other assets and liabilities . . . . . . . . . . . . . .       20          1,392             400               199
                                                                         --------      ---------       ---------           -------
          Net cash provided by operating activities. . . . . . . . . . .   16,505         16,642          16,846            11,602

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment. . . . . . . . . . . . . .   (4,842)        (3,829)         (4,002)             (940)
   Sale of property, plant and equipment . . . . . . . . . . . . . . . .      312            508           1,244                91
   Investments in affiliates . . . . . . . . . . . . . . . . . . . . . .       -              -             (213)               -
   Dividends received from affiliates. . . . . . . . . . . . . . . . . .      256            310             312               447
                                                                         --------      ---------       ---------           -------
          Net cash used by investing activities. . . . . . . . . . . . .   (4,274)        (3,011)         (2,659)             (402)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net cash transactions with Fairchild. . . . . . . . . . . . . . . . .  (12,995)       (14,828)        (15,372)           (6,369)
   Change in notes payable . . . . . . . . . . . . . . . . . . . . . . .      (66)          (883)          1,886              (957)
   Change in cash overdrafts . . . . . . . . . . . . . . . . . . . . . .      767          1,839             (74)           (2,523)
                                                                         --------      ---------       ---------           -------
      Net cash used by financing activities. . . . . . . . . . . . . . .  (12,294)       (13,872)        (13,560)           (9,849)

Effect of exchange rates on cash and equivalents . . . . . . . . . . . .      312           (175)             12              (584)
                                                                         --------      ---------       ---------           -------

Net change in cash and equivalents . . . . . . . . . . . . . . . . . . .      249           (416)            639               767

Beginning of year balance of cash and equivalents. . . . . . . . . . . .    1,781          2,030           1,614             2,253
                                                                         --------      ---------       ---------           -------

End of year balance of cash and equivalents. . . . . . . . . . . . . . . $  2,030      $   1,614       $   2,253           $ 3,020
                                                                         ========      =========       =========           =======

SUPPLEMENTAL DISCLOSURES:
   Cash interest payments. . . . . . . . . . . . . . . . . . . . . . . . $     90      $      16       $      55           $    52
                                                                         ========      =========       =========           =======
   Cash income tax payments. . . . . . . . . . . . . . . . . . . . . . . $    432      $     495       $     558           $    64
                                                                         ========      =========       =========           =======



The accompanying notes are an integral part of these statements.


                                    D-M-E COMPANY
                       COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
                              (in thousands of dollars)



                                                                               Currency                Total
                                                          Fairchild           Translation           Stockholder's
                                                          Investment          Adjustment               Equity
                                                          ----------          -----------           -------------
Balance July 1, 1992 . . . . . . . . . . . . . . . . . .  $ 123,558           $   3,797             $ 127,355

   Net income. . . . . . . . . . . . . . . . . . . . . .     10,994                  -                 10,994
   Cumulative translation adjustment . . . . . . . . . .         -                 (506)                 (506)
   Net transactions with Fairchild . . . . . . . . . . .    (11,044)                 -                (11,044)
                                                          ---------           ---------             ---------

Balance June 30, 1993. . . . . . . . . . . . . . . . . .    123,508               3,291               126,799

   Net income. . . . . . . . . . . . . . . . . . . . . .      1,797                  -                  1,797
   Cumulative translation adjustment . . . . . . . . . .         -                 (817)                 (817)
   Net transactions with Fairchild . . . . . . . . . . .    (12,265)                 -                (12,265)
                                                          ---------           ---------             ---------

Balance June 30, 1994. . . . . . . . . . . . . . . . . .    113,040               2,474               115,514

   Net income. . . . . . . . . . . . . . . . . . . . . .     13,787                  -                 13,787
   Cumulative translation adjustment . . . . . . . . . .         -                2,389                 2,389
   Net transactions with Fairchild . . . . . . . . . . .    (15,100)                 -                (15,100)
                                                          ---------           ---------             ---------

Balance June 30, 1995. . . . . . . . . . . . . . . . . .  $ 111,727           $   4,863             $ 116,590
                                                          =========           =========             =========


The accompanying notes are an integral part of these statements.


D-M-E COMPANY

NOTES TO COMBINED FINANCIAL STATEMENTS

(1)   Basis of Presentation

      These historical financial statements include the accounts of the D-M-E division of VSI Corporation ("VSI"), as well as the accounts of certain direct and indirect subsidiaries of VSI (collectively, "D-M-E Company", the "Company" or "DME"). All of the operations included herein are involved in the design, development, manufacture, and sale of tooling and supplies for the plastics injection molding industry. The financial statements are prepared on a combined basis and the effects of transactions between the entities included herein have been eliminated.

      VSI Corporation is an indirect wholly-owned subsidiary of The Fairchild Corporation ("Fairchild"). Transactions between the Company and Fairchild are reflected in "Fairchild Investment" (Stockholder's Equity) in the financial statements. Such transactions primarily include dividends, payments for services, interest and current income taxes, and non-cash transactions relating to pensions and deferred taxes.

      The Company maintains facilities in the United States, Canada and several European countries. In addition, the Company conducts operations in a number of other geographical areas under various joint ventures (Note 10).

      The Company's fiscal year-end is June 30. European subsidiaries are included on a one-month lag.

      The interim financial statements as of and for the six months ended December 31, 1995 have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with the financial statements and notes thereto as of and for the period ended June 30, 1995. The unaudited interim financial statements presented reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results of operations and statements of financial position for the interim periods presented. These results are not necessarily indicative of a full year's results of operations.

(2)   Summary of Significant Accounting Policies

Foreign Currency Translation
      All balance sheet accounts of foreign subsidiaries and balances of investments in foreign affiliates are translated at the current exchange rate as of the end of the accounting period. Statement of income items are translated at average currency exchange rates. The resulting translation adjustment is recorded as a separate component of stockholder's equity.

      Gains and losses related to transactions denominated in foreign currencies are recorded in the statement of income in the period in which they occur. The amount of such gains and losses was not material for any period presented.

Goodwill
      This asset, which resulted from the acquisition of the Company by Fairchild, is being amortized on a straight-line basis over forty years. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of undiscounted operating income over the remaining life of the goodwill in determining whether any such impairment exists.

Research and Development
      Costs incurred in connection with the development of new products and manufacturing methods are charged to operations as incurred.

Fair Value of Financial Instruments
      For all financial instruments, the carrying value is a reasonable estimate of fair value due to the short-term nature of such instruments.


Cash Equivalents
      The Company considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

(3)   Plant Shutdown

      During the year ended June 30, 1994, the Company adopted a plan to shutdown operations at its manufacturing plant located in Mt. Clemens, Michigan. In connection with this plan, the Company recorded a charge of $880,000, which is included in cost of sales, in the year ended June 30, 1994 to recognize the expected costs of the shutdown. Approximately $280,000 of such costs were incurred prior to June 30, 1994. During the year ended June 30, 1995, the Company incurred approximately $564,000 in costs related to the shutdown and incurred a loss on the sale of plant and equipment of approximately $36,000.

(4)  Inventory

      Inventories include material, labor and overhead and are stated at the lower of cost or market using the last-in, first-out (LIFO) method.

      The major classes of inventory are summarized as follows (in thousands):




                               June 30,              December 31,
                        -------------------          -----------
                        1994          1995               1995
                                                     (unaudited)
                        ----          ----           ----------

Finished goods          $ 13,500      $ 16,220       $ 14,964
Work in process            6,261         7,118          6,779
Raw material               2,545         2,997          4,000
LIFO reserve              (1,703)       (2,279)        (2,277)
                        --------      --------       --------
                        $ 20,603      $ 24,056       $ 23,466
                        ========      ========       ========




(5)   Property, Plant and Equipment

      Property, plant and equipment are stated at historical acquisition or construction cost. Depreciable property is depreciated over the estimated useful lives of the assets, using principally the straight-line method as follows:

Buildings and land improvements                  10 to 40 years
Machinery and equipment                          10 years

      The major classes of property, plant and equipment, at cost, are summarized as follows (in thousands):



                                       June 30,             December 31,
                                     --------------         -----------
                                     1994       1995           1995
                                                            (unaudited)
                                     ----       ----        ----------

Land and improvements                $ 4,028    $ 4,030     $ 4,024
Buildings and improvements            11,927     11,618      11,607
Machinery and equipment               38,367     42,523      42,637
Construction in process                2,282      2,013         962
                                     -------    -------     -------
                                     $56,604    $60,184     $59,230
                                     =======    =======     =======





(6)   Short-term Borrowings

      Short-term borrowings are comprised of borrowings from banks at interest rates ranging from 8 to 11.5 percent as of June 30, 1994 and from 8 to 10.25 percent as of June 30, 1995.

(7)   Pensions and Postretirement Plans

Pensions
      The Company has defined benefit pension plans covering substantially all United States employees. A large portion of such employees are covered through the Company's participation in Fairchild-sponsored pension plans. Employees of foreign subsidiaries participate in local plans which are in the aggregate insignificant and are not included in the following disclosures. The Company's and Fairchild's funding policy is to make the minimum annual contribution required by applicable regulations.

      The following table provides a summary of the components of net periodic pension expense for the plans (in thousands):



                                               Year Ended June 30,
                                          --------------------------------
                                          1993           1994          1995
                                          ----           ----          ----

Service cost of benefits
  earned during the period                $    657       $    702    $   679
Interest cost of projected
  benefit obligation                         1,433          1,501      1,571
Return on plan assets                       (4,292)           (45)    (3,578)
Net amortization and
  deferrals                                  2,768         (2,175)     1,544
                                          --------       --------    -------
     Net periodic pension
  cost (income)                           $    566       $    (17)   $   216
                                          ========       ========    =======




        The following table sets forth the funded status and amounts recognized in the Company's balance sheet (in thousands):


                                               June 30,
                                         -----------------
                                         1994          1995
                                       -------       -------

Actuarial present value of:
  Vested benefit obligation            $13,686       $16,044
  Non-vested benefit obligation          1,035           834
                                       -------       -------
   Accumulated benefit obligation       14,721        16,878
Effects of projected future
compensation increases                   3,772         4,966
                                        -------       -------
   Projected benefit obligation         18,493        21,844
Fair value of plan assets               26,454        30,220
                                       -------       -------
   Plan assets in excess of
    projected benefit obligation         7,961         8,376
Unrecognized net (gain)/loss             1,789           888
Unrecognized prior service cost            248           213
                                       -------       -------
   Prepaid pension cost                $ 9,998       $ 9,477
                                       =======       =======



        The significant assumptions used in the pension valuations above were consistent for all periods presented. These assumptions include a discount rate of 8.5%, an expected rate of increase in salaries of 4.5%, and an expected long-term rate of return on plan assets of 9.0%.

        Plan assets include common stock of Fairchild valued at $998,000 and $869,000 as of June 30, 1994 and 1995, respectively. Substantially all of the plan assets are invested in listed stocks and bonds. Prepaid pension cost is included in other assets in the accompanying balance sheets.

Post-Retirement Health Care Benefits

        The Company provides health care benefits for most retired employees. Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 106 ("SFAS 106"), "Employers Accounting for Postretirement Benefits Other than Pensions". This standard requires that the expected cost of postretirement benefits be accrued and charged to expense during the years the employees render the service. This is a significant change from the Company's previous policy of expensing these costs when paid.

        The Company elected the cumulative catch-up method of adoption, and therefore recorded a charge of $7,405,000, and a related income tax benefit of $2,814,000, as a cumulative effect of change in accounting as of July 1, 1993, representing the actuarial present value of the accrued benefits at that date.

        The components of post-retirement health care expense are as follows for the period since the adoption of SFAS 106 (in thousands):




                                          Year Ended June 30,
                                          ------------------
                                          1994           1995
                                          ----           ----
Service cost of
  benefits earned                         $  176         $  154
Interest cost on
  liabilities                                651            546
Net amortization
  and deferral                               (37)           (34)
                                          ------         ------
  Net periodic
    postretirement
    benefit cost                          $  790         $  666
                                          ======         ======




  The following table sets forth the funded status for the Company's postretirement health care benefits (in thousands):




                                        Year Ended June 30,
                                          -------------------
                                          1994           1995
                                          ----           ----

Accumulated postretirement benefit
  obligations ("APBO"):
  Retirees                                $  3,313       $  2,954
  Fully eligible active
      participants                             295            313
  Other active participants                  2,915          3,336
                                          --------       --------
      Accumulated postretirement
        benefit obligations:                 6,523          6,603
Unrecognized net gain                        1,459          1,115
                                          --------       --------
      Accrued postretirement benefit
        liability                         $  7,982       $  7,718
                                          ========       =========




      The APBO as of June 30, 1994 and 1995 and the net postretirement benefit cost in fiscal years 1994 and 1995 were calculated using an assumed discount rate of 8.5%. Health care costs were assumed to rise 8% for pre-age-65 persons and 7% for post-age-65 persons in 1995, with the assumed rate of increase decreasing gradually to a minimum of 4.5% for both groups in 2003 and thereafter. To illustrate the significance of these assumptions, a rise in the assumed rate of health care cost increases of 1% each year would increase the APBO as of June 30, 1995 by $806,000 and increase the net post-retirement benefit expense by $88,000 for the year ended June 30, 1995.

      Prior to July 1, 1993, postretirement benefit costs were expensed as incurred. Benefit payments were approximately $421,000 for the year ended June 30, 1993.

(8)   Leases

      The Company maintains operating leases covering certain of its facilities and equipment. The leases extend for varying periods of time and, in some cases, contain renewal options. As of June 30, 1995, minimum future rental payments on all operating leases were (in thousands):

              Year Ended
                June 30
              ----------
                 1996           $ 2,219
                 1997             1,560
                 1998               942
                 1999               562
                 2000               245
                                -------
                Total           $ 5,528
                                =======

        Total rent expense charged to income for all operating leases was $2,710,000, $3,175,000 and $3,632,000 for the years ended June 30, 1993,
1994 and 1995, respectively.

 (9)    Litigation and Contingencies

        The Company is from time to time subject to litigation incidental to its business. The Company believes that the results of such litigation and other pending legal proceedings will not have a material adverse effect on the Company's future results of operations or financial position.

        The Company routinely disposes of waste matter through licensed transporters and routinely surveys plant properties to ensure no on-site disposal. The Company believes that the cost of any environmental remediation efforts will not have a material adverse effect on the Company's future results of operations or financial position.

        Pursuant to certain provisions in the debt agreements of Fairchild and certain of its other subsidiaries, the Company cannot enter into any agreement restricting its ability to pay dividends, if necessary, to service indebtedness of Fairchild or these other subsidiaries of Fairchild.

        All of the Company's assets are pledged as security under VSI's bank credit agreement.

(10)    Investments in Affiliates

        As noted above, the Company conducts operations in certain foreign countries through affiliates and joint ventures. This includes investments in companies in Italy, Australia, Spain, India, Mexico,
Japan, Singapore, and Hong Kong. Each of the businesses in which the Company maintains investments is involved in a business similar to the Company's. The Company's ownership in each of these affiliates ranges from 40 to 50 percent, and the investments are accounted for under the equity method of accounting, except where circumstances have caused the Company to adopt the cost method of accounting for certain affiliate investments.

        As of June 30, 1994 and 1995, the aggregate investment in affiliates was $3,410,000 and $4,272,000 respectively. Dividends of approximately $256,000, $310,000 and $312,000 were received from affiliates in the years ended June 30, 1993, 1994, and 1995, respectively.

        The Company had sales to these affiliates of $4,019,000, $4,069,000, and $4,159,000 in the years ended June 30, 1993, 1994 and
1995, respectively. As of June 30, 1994 and 1995, accounts receivable from these affiliates were $1,117,000 and $1,053,000, respectively.

(11)    Income Taxes

        The Company, as a wholly-owned subsidiary of Fairchild, is a part of a consolidated group for United States income tax purposes. As such, the Company will not make payments for income taxes to the United States government. The Company will make payments to or receive payments from Fairchild based on the amounts it would have paid or received had it filed a separate federal income tax return.

        The operations included herein are an independently operating division of a subsidiary of Fairchild. The financial statements reflect an allocation of income tax provision and the related deferred income tax accounts calculated as if the Company had been a stand-alone taxpayer.

        Effective July 1, 1993, Fairchild changed its method of accounting for income taxes from the deferred method to the liability method required by Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes". Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Under the deferred method, deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the difference originated. As permitted under SFAS 109, prior years' financial statements have not been restated. Fairchild elected the cumulative catch-up method of adoption and the Company therefore recorded a charge of $4,445,000 as the cumulative effect of the change in accounting in the year ended June 30, 1994.

        The provision for federal income taxes consists of the following (in thousands):



                                     Years Ended June 30,
                                     --------------------
                                     1993       1994        1995
                                     ----       ----        ----

      Current provision:
      State                          $1,060     $1,093      $ 1,362
      U.S. Federal                    5,414      6,483        8,828
      Foreign                           564        775          617
                                     ------     ------      -------
                                      7,038      8,351       10,807

      Deferred provision:
      State                              55         39          (63)
      U.S. Federal                      646        457         (731)
                                     ------     ------      -------
                                        701        496         (794)
                                     ------     ------      -------
                                     $7,739     $8,847      $10,013
                                     ======     ======      =======



      The provision for income taxes differs from that computed using the statutory United States Federal income tax rate of 34% in the year ended June 30, 1993 and 35% in the years ended June 30, 1994 and 1995 as follows (in thousands):




                                                 Years Ended June 30,
                                                 --------------------
                                                 1993       1994       1995
                                                 ----       ----       ----

Income before income
  taxes multiplied by
  the statutory
  U.S. Federal income
    tax rate                                     $6,369     $6,888     $ 8,330
State income taxes, net of
  related Federal income tax
  benefit                                           736        736         844
Nondeductible goodwill
  amortization                                      550        569         557
Impact of change in enacted
  tax rate                                           -         235          -
Other                                                84        419         282
                                                 ------     ------     -------
                                                 $7,739     $8,847     $10,013
                                                 ======     ======     =======





        The components of deferred income taxes were as follows (in thousands):



                                                                   June 30
                                          ------------------------------------------
                                                     1994                         1995
                                          -------------------           -------------------
                                          Deferred       Deferred       Deferred       Deferred
                                            Tax            Tax            Tax            Tax
                                           Assets       Liabilities      Assets       Liabilities
                                          --------      -----------     --------      -----------
Property, plant and equipment
  basis differences                       $    -        $ 6,773         $    -        $ 6,357
Pensions and employee
  benefits                                  4,058         3,800           4,510         3,601
LIFO and UNICAP basis
  differences                                  -          3,698              -          3,683
Equity in earnings of
  affiliates over dividends
  received                                     -            826              -          1,065
Other                                       1,284            -            1,235            -
                                          -------       -------         -------       -------
                                          $ 5,342       $15,097         $ 5,745       $14,706
                                          =======       =======         =======       =======



        Deferred taxes have not been provided on earnings of the Company's foreign subsidiaries as it is not anticipated that such earnings will be remitted. The cumulative undistributed earnings at June 30, 1995 on which the Company had not provided deferred income taxes were approximately $9,150,000.

(12)    Transactions with Fairchild and Affiliates

        The Company has had certain transactions with other affiliates of Fairchild. These transactions have been conducted in the ordinary course of business at prices which management believes are comparable to those available in transactions with third parties. Sales to other Fairchild affiliates were $3,296,000, $2,280,000, and zero in the years ended June 30, 1993, 1994 and 1995, respectively. There were no receivables from other Fairchild affiliates as of June 30, 1994 and 1995.

        The Company has received the following services from Fairchild for which it has paid or been allocated the costs thereof including direct costs and an allocation of the related overhead costs: (i) participation in Fairchild's property, general liability, product liability, workers' compensation, fiduciary and general insurance programs; (ii) use of Fairchild's tax services for United States tax return preparation; and (iii) participation in Fairchild's employee benefit programs. The amount of overhead charged to the Company was $722,000, $905,000, and $1,026,000 for the years ended June 30, 1993,
1994 and 1995, respectively. Such allocation was calculated based on the Company's net sales relative to the net sales of all Fairchild subsidiaries. Management of the Company and Fairchild believe this to be a reasonable method of allocating such costs, however, such allocation may not be representative of the costs of such services from third parties.

(13)    Geographic Segment Data

        The Company conducts operations in two geographic segments, United States and Foreign, which includes operations in Canada and Europe. Intersegment transactions are not significant. Information for these two segments is as follows (in thousands):



                                               Years Ended June 30,
                                          -----------------------------
                                          1993          1994            1995
                                          ----          ----            ----
Net Sales:
  United States                           $107,551      $112,454        $116,547
  Foreign                                   44,194        42,511          51,222
                                          --------      --------        --------
                                          $151,745      $154,965        $167,769
                                          ========      ========        ========
Operating Income:
  United States                           $ 16,821      $ 17,630        $ 21,054
  Foreign                                    1,539         1,538           2,182
                                          --------      --------        --------
                                          $ 18,360      $ 19,168        $ 23,236
                                          ========      ========        ========
Identifiable Assets
  United States                           $127,977      $129,692        $128,809
  Foreign                                   27,307        27,592          30,763
                                          --------      --------        --------
                                          $155,284      $157,284        $159,572
                                          ========      ========        ========


(14)    Quarterly Financial Information (Unaudited)

        The following table of quarterly financial data has been prepared from the financial records of the Company without audit, and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods presented (in thousands):


                                         Quarter Ended
                           -----------------------------------------
                      October 2,     January 1,       April 2,     June 30,
                         1994           1995            1995         1995
                      ---------      ---------        -------      -------

Net sales             $39,967        $41,347          $43,656      $42,799
Gross profit           13,440         13,739           15,682       14,756
Net income              3,218          3,191            4,182        3,196


                                          Quarter Ended
                           -----------------------------------------
                      October 3,     January 2,       April 3,     June 30,
                        1993           1994             1994         1994
                      ---------      ---------        --------     -------

Net sales             $37,130        $37,161          $40,860      $39,814
Gross profit           12,108         12,003           13,507       13,434
Income before
  cumulative effect of
  change in accounting  2,459          2,332            3,188        2,854
Net income (loss)      (6,577)         2,332            3,188        2,854






(15)    Subsequent Event -- Unaudited

        In November 1995, Fairchild entered into a letter of intent to sell the assets and operations of the Company to Cincinnati Milacron Inc. On January 26, 1996, this transaction was consummated. The accompanying financial statements do not include any adjustments or provisions that might arise out of this transaction.



ITEM 7 (b)

                           CINCINNATI MILACRON INC. AND SUBSIDIARIES
                                PRO FORMA FINANCIAL INFORMATION
                             (In millions, except per share data)
                                          (Unaudited)

On February 1, 1995, Cincinnati Milacron Inc. (the "company") completed the acquisition of 99.92% of the outstanding shares of Krupp Widia GmbH ("Widia") from Fried. Krupp AG Hoesch-Krupp ("Krupp") for DM 120.8 million (approximately $79 million based on the exchange rate in effect on that date), which included DM 7.1 million (approximately $4 million) for the settlement of all intercompany liabilities to Krupp as of February 1, 1995. Widia is one of the world's leading producers of metalcutting products and industrial magnets. The company financed the purchase by drawing on its revolving credit facility with its existing bank group which had been amended in December, 1994, to increase the amount of borrowings available thereunder from $130.0 million to $200.0 million, including borrowings denominated in German marks up to an equivalent of $100.0 million.

On July 20, 1995, the company completed the acquisition of Talbot Holdings, Ltd. ("Talbot") for approximately $33 million in cash. Talbot is a major supplier of round high-speed steel and carbide metalcutting tools. The transaction was financed through available cash and existing credit lines.

On December 30, 1995, the company completed the sale of its Electronic Systems Division ("ESD") for $105 million in cash subject to post closing adjustments. ESD designs and produces computer controls, software and drives used on the company's machine tools and plastics machinery. It also manufactures electronics and provides contract services for outside customers. In conjunction with the sale, the company entered into a seven-year supply contract with the purchaser for electronic controls used on the company's machine tools and plastics machinery. The proceeds from the sale were used to repay existing bank borrowings and to partially fund the acquisition of D-M-E Company as described below.

On January 26, 1996, the company completed the acquisition of D-M-E Company ("D-M-E") for approximately $245 million, subject to post closing adjustments. D-M-E is a major U.S. producer of mold bases, standard components and supplies for the plastics injection mold-making industry. The acquisition, which will be accounted for by the purchase method, was financed initially through the execution of promissory notes to the seller of $183 million and cash of $62 million. One promissory note of approximately $12 million was subsequently paid. The other notes mature on January 26, 1997, but are subject to prepayment at the option of either the buyer or the seller at any time after July 26, 1996.

The following pro forma consolidated balance sheet and consolidated statement of earnings (collectively, the "pro forma consolidated statements") are based on the historical consolidated financial statements of the company, adjusted to give effect to the acquisitions of Widia, Talbot and D-M-E and the sale of ESD. The pro forma consolidated balance sheet assumes that the acquisition of D-M-E occurred on the last day of the company's 1995 fiscal year. The effects of the acquisitions of Widia and Talbot and the sale of ESD are reflected in the consolidated balance sheet included in the company's Annual Report on Form 10-K for its fiscal year ended December 30, 1995. The pro forma consolidated statement of earnings assumes that all transactions occurred as of the first day of the company's 1995 fiscal year. The pro forma consolidated statement of earnings includes one month of Widia's earnings and seven months of Talbot's earnings in the "Historical Widia and Talbot" column. Consistent with the purchase method of accounting used for the acquisitions, the remaining 1995 sales and earnings of Widia and Talbot are included in the "Historical Cincinnati Milacron" column. The company filed a Current Report on Form 8-K dated February 1, 1995 relating to the acquisition of Widia, which was amended by a filing on Form 8-K/A, Amendment No. 1. The amended filing included audited financial statements of Widia and pro forma financial statements giving effect to the acquisition of Widia as of and for the year ended December 31, 1994. The company also filed a Current Report on Form 8-K dated December 30, 1995, relating to the sale of ESD, which was amended by a filing on Form 8-K/A, Amendment No. 1. A Current Report on Form 8-K for the Talbot acquisition was not required to be filed.

The pro forma consolidated statements reflect the purchase method of accounting for the acquisition of D-M-E using estimated purchase accounting adjustments which are subject to revision once appraisals, actuarial reviews and other studies of the fair value of the assets and liabilities of D-M-E are completed. The purchase price of D-M-E is also subject to post-closing adjustments which may also affect the purchase accounting adjustments reflected herein. Final purchase accounting adjustments may differ from the pro forma adjustments presented herein and described in the accompanying notes.

The pro forma consolidated statements do not purport to present what the company's financial position and results of operations would actually have been had the acquisition of D-M-E occurred on the last day of the company's 1995 fiscal year for the pro forma consolidated balance sheet, or had the acquisitions of Widia, Talbot and D-M-E and the sale of ESD occurred on the first day of the company's 1995 fiscal year for the pro forma consolidated statement of earnings, or purport to project the company's results of operations for any future period. The pro forma consolidated statements reflect certain assumptions described in the accompanying notes. The pro forma consolidated statements and accompanying notes should be read in conjunction with the audited consolidated financial statements of the company and the related notes thereto which are included in the company's Annual Report on Form 10-K for its fiscal year ended December 30, 1995, and the company's Current Report on Form 8-K dated January 26, 1996 (both filed with the Securities and Exchange Commission) and the combined financial statements of D-M-E that are filed herewith as Item 7(a).


                       CINCINNATI MILACRON INC. AND SUBSIDIARIES
                          PRO FORMA CONSOLIDATED BALANCE SHEET
                                      (In millions)

                                                   Historical                                           Cincinnati
                                                   Cincinnati                                            Milacron
                                                    Milacron                         Acquisition           and
                                                    Dec. 30,        Historical        Pro Forma           D-M-E
                                                      1995             D-M-E  (a)    Adjustments       Consolidated
                                                 -----------        ----------       -----------       ------------
Assets
Current assets
  Cash and cash equivalents. . . . . . . . . . .   $  133.1          $  3.0          $ (74.2)(b)         $   60.8
                                                                                        (1.1)(c)
  Notes and accounts receivable,
    less allowances  . . . . . . . . . . . . . .      242.8            25.0              (.1)(c)            267.7
  Inventories. . . . . . . . . . . . . . . . . .      351.7            23.4              5.8 (e)            380.9
  Other current assets . . . . . . . . . . . . .       54.7             1.1              -                   55.8
                                                   --------          ------           ------             --------
    Total current assets . . . . . . . . . . . .      782.3            52.5            (69.6)               765.2
Property, plant and
  equipment - net. . . . . . . . . . . . . . . .      265.5            35.4              -                  300.9
Other noncurrent assets. . . . . . . . . . . . .      149.3            68.4               .2 (b)            330.5
                                                                                       (64.7)(c)
                                                                                       177.3 (d)
                                                   --------          ------          -------             --------
TOTAL ASSETS . . . . . . . . . . . . . . . . . .   $1,197.1          $156.3          $  43.2             $1,396.6
                                                   ========          ======          =======             ========

Liabilities and Shareholders' Equity
Current liabilities
  Amounts payable to banks
    and current portion of
    long-term debt                                 $   23.6          $  1.3          $  (1.3)(c)         $   23.6
  Trade accounts payable . . . . . . . . . . . .      109.9             8.8              (.8)(c)            117.9
  Advance billings and deposits. . . . . . . . .       42.7             -                -                   42.7
  Accrued and other
    current liabilities. . . . . . . . . . . . .      213.4            13.4              5.0 (b)            228.6
                                                                                        (3.2)(c)
                                                   --------          ------          -------             --------
      Total current liabilities. . . . . . . . .      389.6            23.5              (.3)               412.8
Long-term accrued liabilities. . . . . . . . . .      204.6            16.3            (11.4)(c)            209.5
Long-term debt and
  lease obligations. . . . . . . . . . . . . . .      332.2             -              171.4 (b)            503.6
                                                   --------          ------          -------             --------

    TOTAL LIABILITIES                                 926.4            39.8            159.7              1,125.9

Commitments and contingencies. . . . . . . . . .        -              -                 -                    -

SHAREHOLDERS' EQUITY
  Preferred shares . . . . . . . . . . . . . . .        6.0            -                 -                    6.0
  Common shares and net
    assets purchased . . . . . . . . . . . . . .       34.3           112.2           (250.4)(b)             34.3
                                                                                       (49.2)(c)
                                                                                       177.3 (d)
                                                                                        10.1 (e)
  Capital in excess of par value . . . . . . . .      266.0            -                 -                  266.0
  Accumulated deficit. . . . . . . . . . . . . .      (32.8)           -                 -                  (32.8)
  Cumulative foreign currency
    translation adjustments. . . . . . . . . . .       (2.8)            4.3             (4.3)(e)             (2.8)
                                                  --------           ------          -------             --------
      TOTAL SHAREHOLDERS' EQUITY . . . . . . . .      270.7           116.5           (116.5)               270.7
                                                  --------           ------          -------             --------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY . . . . . . . . . . . .    $1,197.1           $156.3          $  43.2             $1,396.6
                                                  ========           ======          =======             ========


See notes to Pro Forma Consolidated Balance Sheet.


                        CINCINNATI MILACRON INC. AND SUBSIDIARIES
                      NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                               Year Ended December 30, 1995
                                        (In millions)


(a) The amounts in the "Historical D-M-E" column are derived from the unaudited combined balance sheet of D-M-E as of December 31, 1995.

(b) The acquisition of D-M-E was financed as shown in the following table.



        Available cash:
          Paid to seller at closing. . . . . . . . .  $  62.3
          Repayment of promissory note to seller . .     11.7
          Payment of financing fees. . . . . . . . .       .2
                                                      -------
             Total usage of available cash . . . . .     74.2
        Promissory notes to seller . . . . . . . . .    171.4
                                                      -------
             Total consideration and financing costs  $ 245.6
                                                      =======


     The promissory note to seller of $11.7 million reflected as a use of available cash in the above table was issued in lieu of the payment of cash at closing pending receipt by the company of certain approvals from the Belgian Competition Council. Such approvals were received and the note was repaid in February, 1996.

     In connection with the acquisition, in January, 1996, the company amended its revolving credit agreement facility to increase the amount of credit available from $150.0 million to $300.0 million and to extend the term to January, 2000. Financing fees paid in connection with the amendment totaled $.2 million.

     The following table depicts the calculation of the company's acquisition cost and its preliminary allocation to D-M-E's assets and liabilities using estimated purchase accounting adjustments, which are subject to post-closing adjustments and to further revision once appraisals, actuarial reviews and other studies of the fair value of D-M-E's assets and liabilities are completed. Final purchase accounting adjustments may differ from the amounts shown below. Under the terms of the purchase agreements, the expected purchase price of D-M-E as of January 26, 1996 was $245.4 million.


        Calculation of acquisition cost:
          Purchase of D-M-E. . . . . . . . . . .      $ 245.4
          Accrual for transaction fees . . . . .          5.0
                                                      -------
             Total acquisition cost. . . . . . .      $ 250.4
                                                      =======

        Allocation of acquisition cost:
          Cash and cash equivalents. . . . . . . .    $   1.9
          Accounts receivable. . . . . . . . . . .       24.9
          Inventories. . . . . . . . . . . . . . .       29.2
          Other current assets . . . . . . . . . .        1.1
          Property, plant and equipment. . . . . .       35.4
          Goodwill and agreement not to compete. .      177.3
          Other noncurrent assets. . . . . . . . .        3.7
          Historical liabilities assumed . . . . .      (23.1)
                                                      -------
             Total acquisition cost                   $ 250.4
                                                      =======





(c) Adjustment of D-M-E's historical balance sheet to exclude certain assets not purchased and certain liabilities not assumed by the company under the terms of the purchase agreements including:


         Cash and cash equivalents. . . . .       $   1.1
          Notes and accounts receivable. .             .1
          Other noncurrent assets
             Historical goodwill . . . . .           54.8
             Prepaid pension asset . . . .            9.3
             Other . . . . . . . . . . . .             .6
                                                  -------
                                                     64.7
                                                  -------
               Reduction in total assets .           65.9
                                                  -------

          Amounts payable to banks . . . .            1.3
          Trade accounts payable . . . . .             .8
          Accrued and other current liabilities..     3.2
          Long-term accrued liabilities
             Postretirement health care liability..   3.3
             Deferred income taxes . . . . . . .      8.1
                                                  -------
                                                     11.4
                                                  -------
               Reduction in total liabilities.       16.7
                                                  -------

                 Reduction in net assets . .      $  49.2
                                                  =======



(d) Purchase accounting adjustments to D-M-E's historical asset values as follows:



          Recording of a five year agreement
             not to compete  . . . . . . . . . . . .  $   2.0
          Recording of acquisition basis goodwill. .    175.3
                                                      -------
                                                      $ 177.3
                                                      =======


(e) Elimination of D-M-E's historical LIFO reserve and other inventory reserves to state inventories at fair value and cumulative foreign currency translation adjustment as follows:



          Inventory. . . . . . . . . . . . . . . .  $   5.8
          Cumulative translation adjustment. . . .      4.3
                                                    -------
                                                    $  10.1
                                                    =======



             CINCINNATI MILACRON INC. AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
              (In millions, except per share amounts)



                                                                    Year ended December 30, 1995
                                                          ---------------------------------------------------------

                                                                                                            Cincinnati
                                                           Historical    Historical      Acquisition         Milacron,
                                                           Cincinnati     Widia and       Pro Forma          Widia and
                                                          Milacron(a)     Talbot(b)      Adjustments          Talbot
                                                          -----------    ----------      -----------        ----------

Sales  . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,649.3          $ 45.2         $  -              $ 1,694.5
Cost of products sold. . . . . . . . . . . . . . . . .     1,238.3           31.5            0.3 (c)          1,270.2
                                                                                             0.1 (d)
                                                        ---------          ------         ------            ---------

  Manufacturing margins. . . . . . . . . . . . . . . .       411.0           13.7           (0.4)               424.3

Other costs and expenses
  Selling and administrative . . . . . . . . . . . . .       301.4            9.0            -                  310.4
   (Gain) on disposition of
     businesses. . . . . . . . . . . . . . . . . . . .       (71.0)           -              -                  (71.0)
   Integration charge. . . . . . . . . . . . . . . . .         9.8            -              -                    9.8
   Minority shareholders' interests in
     earnings of subsidiaries. . . . . . . . . . . . .         2.3            -              -                    2.3
  Other - net. . . . . . . . . . . . . . . . . . . . .         9.4            1.7            -                   11.1
                                                          --------         ------         ------            ---------

    Total other costs and expenses . . . . . . . . . .       251.9           10.7            -                  262.6
                                                          --------         ------         ------            ---------

Operating earnings . . . . . . . . . . . . . . . . . .       159.1            3.0           (0.4)               161.7

Interest
  Income   . . . . . . . . . . . . . . . . . . . . . .       3.2               .2            -                    3.4
  Expense. . . . . . . . . . . . . . . . . . . . . . .       (28.0)           (.2)          (1.5)(e)            (29.7)
                                                          --------         ------         ------            ---------
     Interest - net. . . . . . . . . . . . . . . . . .       (24.8)           -             (1.5)               (26.3)
                                                          --------         ------         ------            ---------

Earnings before income taxes . . . . . . . . . . . . .       134.3            3.0           (1.9)               135.4

Provision for income taxes . . . . . . . . . . . . . .        28.7            1.0            -                   29.7
                                                          --------         ------         ------            ---------
Net earnings . . . . . . . . . . . . . . . . . . . . .    $  105.6         $  2.0         $ (1.9)           $   105.7
                                                          ========         ======         ======            =========

Earnings per common share. . . . . . . . . . . . . . .       $3.04                                             $ 3.05
                                                             =====                                             ======

Weighted average number of
  common shares and common
  share equivalents
  outstanding. . . . . . . . . . . . . . . . . . . . .        34.6                                               34.6
                                                             =====                                             ======


See Notes to Pro Forma Consolidated Statement of Earnings.


             CINCINNATI MILACRON INC. AND SUBSIDIARIES
       PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (Continued)
               (In millions, except per share amounts)


                                                                   Year ended December 30, 1995
                                                         ------------------------------------------------------
                                                                                                           Cincinnati
                                                         Cincinnati                                         Milacron,
                                                          Milacron,                      Divestiture         Widia,
                                                          Widia and      Historical       Pro Forma          Talbot,
                                                           Talbot          ESD (f)       Adjustments        Less ESD
                                                         ----------      ----------      -----------      ----------


Sales  . . . . . . . . . . . . . . . . . . . . . . . .   $ 1,694.5       $ (90.7)         $ 60.7 (g)        $1,664.5
Cost of products sold. . . . . . . . . . . . . . . . .     1,270.2         (71.6)           61.3 (g)         1,260.3
                                                                                              .4 (h)
                                                         ---------       --------         ------            --------

  Manufacturing margins. . . . . . . . . . . . . . . .       424.3         (19.1)           (1.0)              404.2

Other costs and expenses
  Selling and administrative . . . . . . . . . . . . .       310.4          (5.2)            -                 305.2
   (Gain) on disposition of
     businesses. . . . . . . . . . . . . . . . . . . .       (71.0)          -               -                 (71.0)
   Integration charge. . . . . . . . . . . . . . . . .         9.8           -               -                   9.8
   Minority shareholders' interests in
     earnings of subsidiaries. . . . . . . . . . . . .         2.3           -               -                   2.3
   Other - net . . . . . . . . . . . . . . . . . . . .        11.1           -               -                  11.1
                                                          --------       --------         ------            --------

     Total other costs and expenses. . . . . . . . . .       262.6          (5.2)            -                 257.4
                                                          ---------       -------          ------            --------

Operating earnings . . . . . . . . . . . . . . . . . .       161.7         (13.9)           (1.0)              146.8

Interest
  Income   . . . . . . . . . . . . . . . . . . . . . .       3.4             -               -                   3.4
  Expense. . . . . . . . . . . . . . . . . . . . . . .       (29.7)          -               7.1 (i)           (22.6)
                                                         ---------       -------          ------            --------

     Interest - net. . . . . . . . . . . . . . . . . .       (26.3)          -               7.1               (19.2)
                                                         ---------       -------          ------            --------


Earnings before income taxes . . . . . . . . . . . . .       135.4         (13.9)            6.1               127.6

Provision for income taxes . . . . . . . . . . . . . .        29.7           -              (1.4)(j)            28.3
                                                         ---------       -------          ------            --------

Net earnings . . . . . . . . . . . . . . . . . . . . .   $   105.7       $ (13.9)         $  7.5            $   99.3
                                                         =========       =======          ======            ========

Earnings per common share. . . . . . . . . . . . . . .       $3.05                                            $ 2.87
                                                             =====                                            ======

Weighted average number of
  common shares and common
  share equivalents
  outstanding. . . . . . . . . . . . . . . . . . . . .        34.6                                              34.6
                                                             =====                                            ======


See Notes to Pro Forma Consolidated Statement of Earnings.



        CINCINNATI MILACRON INC. AND SUBSIDIARIES
  PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (Continued)
        (In millions, except per share amounts)



                                                                        Year ended December 30, 1995
                                                         -----------------------------------------------------
                                                                                                           Cincinnati
                                                         Cincinnati                                         Milacron,
                                                          Milacron,                                          Widia,
                                                            Widia,                          D-M-E            Talbot,
                                                           Talbot,       Historical       Pro Forma          D-M-E,
                                                          Less ESD        D-M-E (k)      Adjustments        Less ESD
                                                        -----------      ----------      -----------      ------------
Sales  . . . . . . . . . . . . . . . . . . . . . . . .  $1,664.5          $170.3          $  -             $1,834.8
Cost of products sold. . . . . . . . . . . . . . . . .     1,260.3         112.5             4.4 (l)        1,375.4
                                                                                            (1.6)(m)
                                                                                             (.6)(n)
                                                                                              .4 (o)
                                                         ---------        ------          ------           --------

  Manufacturing margins. . . . . . . . . . . . . . . .       404.2          57.8            (2.6)             459.4

Other costs and expenses
  Selling and administrative . . . . . . . . . . . . .       305.2          33.0            (1.0)(p)          337.2
   (Gain) on disposition of
     businesses. . . . . . . . . . . . . . . . . . . .       (71.0)          -               -                (71.0)
   Integration charge. . . . . . . . . . . . . . . . .         9.8           -               -                  9.8
   Minority shareholders' interests in
     earnings of subsidiaries. . . . . . . . . . . . .         2.3            .2             -                  2.5
   Other - net . . . . . . . . . . . . . . . . . . . .        11.1           -                .1 (q)           11.2
                                                         ---------       -------          ------           --------
     Total other costs and expenses. . . . . . . . . .       257.4          33.2             (.9)             289.7
                                                         ---------       -------          ------           --------
Operating earnings . . . . . . . . . . . . . . . . . .       146.8          24.6            (1.7)             169.7

Interest
  Income   . . . . . . . . . . . . . . . . . . . . . .       3.4             -               -                  3.4
  Expense. . . . . . . . . . . . . . . . . . . . . . .       (22.6)          (.1)          (19.2)(r)          (41.9)
                                                         ---------       -------          ------           --------

     Interest - net. . . . . . . . . . . . . . . . . .       (19.2)          (.1)          (19.2)             (38.5)
                                                         ---------       -------          ------           --------

Earnings before income taxes . . . . . . . . . . . . .       127.6          24.5           (20.9)             131.2

Provision for income taxes . . . . . . . . . . . . . .        28.3          10.3            (9.5)(s)           29.1
                                                         ---------       -------          ------           --------
Net earnings . . . . . . . . . . . . . . . . . . . . .   $    99.3       $  14.2          $(11.4)          $  102.1
                                                         =========       =======          ======           ========

Earnings per common share. . . . . . . . . . . . . . .       $2.87                                           $ 2.95
                                                             =====                                           ======

Weighted average number of
  common shares and common
  share equivalents
  outstanding. . . . . . . . . . . . . . . . . . . . .        34.6                                             34.6
                                                             =====                                           ======


See Notes to Pro Forma Consolidated Statement of Earnings.


        CINCINNATI MILACRON INC. AND SUBSIDIARIES
  NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
            Year Ended December 30, 1995
                    (In millions)


(a) In the "Historical Cincinnati Milacron" column, the gain on the sale of ESD of $66.0 million ($52.4 million after tax) is included on the line captioned "(Gain) on disposition of businesses."


(b) The amounts in the "Historical Widia and Talbot" column represent the following:

           - Unaudited historical results of operations of Widia for the month of January, 1995, which were derived from Widia's internal financial statements. (Results of operations for Widia for the remainder of 1995 are included in the "Historical Cincinnati Milacron" column.)

           - Unaudited historical results of operations of Talbot for the first seven months of 1995, which were derived from the internal financial statements of Talbot. (Results of operations for Talbot for the remainder of 1995 are included in the "Historical Cincinnati Milacron" column.)

(c) Amortization expense of $.3 million related to acquisition-basis goodwill. Total goodwill recorded for the acquisitions was $51.4 million and is being amortized over 40 years on the straight-line method.

(d) Additional depreciation expense of $.1 million related to the adjustment of the historical value of Talbot's property, plant and equipment to fair value.

(e) Interest expense of $.4 million for Widia for one month on borrowings totaling $80.6 million and $1.1 million for Talbot for seven months on borrowings totaling $34.4 million.

(f) The amounts in the "Historical ESD" column are derived from the audited combined statement of revenues and direct operating expenses of ESD for the fiscal year ended December 30, 1995.

(g) Adjustment to eliminate the effects of intercompany sales of $60.7 million by ESD to other divisions and subsidiaries of the company, the related cost of products sold of $50.1 million, and the related intercompany profit of $11.2 million. In the "Historical Cincinnati Milacron" column, the effects of intercompany transactions have been eliminated but they are included in the amounts related to ESD in the "Historical ESD" column.

(h) Reversal of direct corporate charges of $.4 million representing fees for ESD's use of certain centralized functions such as accounts payable, payroll and computer services, the cost of which will not be eliminated as a result of the sale.

(i) Reduction of historical interest expense of $7.1 million assuming that the proceeds from the sale of ESD were utilized to repay the company's existing bank borrowings.

(j) Reduction of the provision for income taxes relating to both the historical ESD earnings and the divestiture pro forma adjustments utilizing the company's effective tax rate.

(k) The amounts in the "Historical D-M-E" column are comprised of the historical results of operations of D-M-E for the first six months of 1995, which were derived from the audited combined financial statements of D-M-E for the fiscal year ended June 30, 1995, and the historical results of operations of D-M-E for the last six months of 1995, which were derived from D-M-E's unaudited internal financial statements for the six months ended December 31, 1995.

(l) Amortization expense of $4.4 million related to acquisition-basis goodwill. Total goodwill related to the acquisition of D-M-E is expected to be approximately $176.6 million and will be amortized over 40 years on the straight-line method.

(m) Elimination of charges to earnings of $1.6 million for amortization of historical (preacquisition) goodwill.

(n) Elimination of charges to earnings related to the use of the LIFO inventory method in D-M-E's historical financial statements. The company intends to value D-M-E's inventories using the FIFO method.

(o) Amortization of the covenant not to compete received in connection with the acquisition of D-M-E on the straight-line method over five years.

(p) Elimination of charges for services (net of expected cost to replace) and overhead allocations from D-M-E's former parent.

(q) Amortization expense on the straight-line method over four years of $.2 million of additional commitment fees incurred in connection with the amendment of the company's revolving credit facility.

(r) Interest expense of $19.2 million on assumed borrowings and promissory notes issued to the seller totaling $245.4 million.

(s) Adjustment of the consolidated provision for income taxes based on the company's pro forma effective tax rate to reflect the acquisition of D-M-E and the related financing.



                             SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Cincinnati Milacron Inc.
                                        ------------------------
                                        (Registrant)




                                        By: /s/ Ronald D. Brown
                                            -----------------------
                                        Ronald D. Brown
                                        Vice President - Finance
                                        and Chief Financial Officer




Date:  April 4, 1996


               CINCINNATI MILACRON INC. AND SUBSIDIARIES
                           INDEX TO EXHIBITS



The following Exhibits are included with this Form 8-K.

Exhibit                                                       Sequential
Number          Description of Exhibit                            Page
                                                                 Number

 2.1            Asset Purchase Agreement dated as of               *
                January 23, 1996, between Cincinnati
                Milacron Inc., a Delaware corporation.
                The Fairchild Corporation, A Delaware
                corporation.  RHI Holdings, Inc., a
                Delaware corporation, and the
                Designated Purchasers and Sellers
                named therein.  (Schedules and Exhibits
                have been omitted pursuant to Rule
                6.01(b)(2) of Regulation S-K.  Such
                Schedules are listed and described in
                the Asset Purchase Agreement.  The
                Registrant hereby agrees to furnish to
                the Securities and Exchange Commission,
                upon its request, any or all such
                Schedules and Exhibits.)

23.1            Consent of Arthur Andersen, L.L.P.                33

99.1            Press release of the company dated                 *
                January 26, 1996.












*  Previously filed.


EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated September 8, 1995 on the combined financial statements of D-M-E Company included in Cincinnati Milacron Inc.'s Form 8-K/A File No. 1-8475.


                /s/ Arthur Andersen LLP
                -----------------------
                Arthur Andersen LLP


Detroit, Michigan,
  April 1, 1996